SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 1, 2011

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On April 1, 2011, Winthrop Realty Trust (“Winthrop”), WRT Realty, L.P., Winthrop’s wholly-owned operating partnership, and FUR Advisors LLC, Winthrop’s external advisor, entered into an underwriting agreement (“Underwriting Agreement”) with the several underwriters named on Schedule 1 thereto (the “Underwriters”) providing for the issue and sale to the underwriters of an aggregate of 5,000,000 (the “Firm Shares”) of Winthrop’s Common Shares of Beneficial Interest, $1.00 par value per share (the “Common Shares”) and the issuance and sale by Winthrop of an additional aggregate of 750,000 Common Shares (the “Option Shares”).  Pursuant to the Underwriting Agreement, on April 6, 2011, Winthrop sold to the Underwriters both the Firm Shares and, as a result of the exercise by the Underwriters of their over-allotment option, the Option Shares at a price, net of underwriting commissions, of $10.6875 per share other than with respect to 200,000 Common Shares allocated to our senior management, trustees, and FUR Investors LLC which were not subject to an underwriting commission and were sold to the Underwriters at the offering price of $11.25 per share.

The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01.  Other Matters

On April 1, 2011, Winthrop issued a press release announcing the pricing of the Offered Shares.  A copy of the press release is attached hereto as Exhibit 99.1.

On April 6, 2011, Winthrop issued a press release announcing the closing of the transaction described in Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.2.

On April 6, 2011, Hahn Loeser & Parks LLP delivered its legality opinion with respect to the Offered Shares and the Option Shares.  A copy of the legality opinion is attached hereto as Exhibit 5.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits

1.1	Underwriting Agreement, dated April 1, 2011 among Winthrop Realty Trust, WRT Realty, L.P., FUR Advisors LLC and the Underwriters.
5.1	Opinion of Hahn Loeser & Parks LLP
23.1	Consent of Hahn Loeser & Parks LLP (included in the opinion filed as Exhibit 5.1)
99.1	Press Release dated April 1, 2011.
99.2	Press Release dated April 6, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 6th day of April, 2011.

WINTHROP REALTY TRUST

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chief Executive Officer